Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

Registration Statement under the Securities Act of 1933

(Form Type)

Arrowhead Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate (3)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to Be Paid	Other	Warrants(1) (4)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o) and Rule 457(r)	$250,000,000		$250,000,000	0.0001102	$27,550.00

Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	(5)	415(a)(6)	(5)		$250,000,000	0.0001298		424B5	333-235324	August 5, 2020	$32,450

	Total Offering Amounts					$250,000,000		$27,550.00

	Total Fees Previously Paid							$32,450.00

	Total Fee Offsets							—

	Net Fee Due							$0
(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(3)

In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $250,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(4)	The warrants covered by this registration statement may be warrants to purchase common stock, preferred stock or other securities of the Registrant.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $250,000,000 of unsold securities (the “Unsold Securities”) that had previously been registered under the registrant’s registration statement on Form S-3 (File No. 333-235324) initially filed on December 2, 2019, and declared effective on December 2, 2019 (the “Prior Registration Statement”). The registrant paid a filing fee of $32,450 for an aggregate of $250,000,000 of securities that could have been issued under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the aggregate filing fees of approximately $27,550 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this registration statement.